UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 15th Floor, New York, NY 10004	10004
(Address of principal executive offices)	(Zip Code)

(646) 967-4459
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On July 23, 2013, Mr. Robert Thayer resigned as Chief Executive Officer of FuLuCai Productions Ltd. (the “Company”).   Mr. Thayer remains the President, Secretary, Treasurer, Chief Financial Officer and a director of the Company.

Election of Directors; Appointment of Certain Officers

On July 23, 2013, Mr. Mohammad (Mo)Fazil (age 50) was appointed a director of the Company, Chief Executive Officer and Chairman of the Board of Directors.

Mr. Fazil was an investment advisor in Canada from November 1994 to July 2013.   From October 2012 to July 22, 2013 he was a Vice President of PI Financial Corp. From November 2010 to October 2012 he was with Union Securities Ltd. (Union was acquired by PI Financial Corp in October 2012.   From July 2004 to October 2010 Mo was at Mackie Research Capital.  At all of these investment dealers Mo sourced international companies seeking financing, listing and or mergers in the Canadian market.  His duties also included sourcing international corporate and institutional investors for Canadian and overseas investments and companies from the UAE, Nigeria, Norway, US, UK, Indonesia, China, and Hong Kong.   He also advised and developed “going public” transactions/strategies with concurrent equity focused financing via a CPC and Reverse Takeover model for companies on the TSX Venture Exchange and Canadian Stock Exchange.   His duties included structuring and the completion of Initial Public Offerings and Capital Pool Companies utilizing the TSX Venture Exchange’s CPC Program.  He advised individual retail clients on complete investment strategies incorporating equities and fixed income.

Mr. Fazil attended Mount Royal College and the University of Calgary majoring in Economics.

Mr. Fazil will assist the Company in evaluating its current business and in sourcing and identifying other potential business opportunities for the Company.

Mr. Fazil is not an officer or director of any other reporting issuers.

Mr. Fazil currently holds no other positions with the Company.  There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Fazil was appointed as the Chief Executive Officer and Director of the Company.  Mr. Fazil has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Fazil is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Fazil, or any grant or award to Mr. Fazil or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Fazil.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated July 29, 2013	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: July 29, 2013	By:	/s/ Robert Thayer
	Name:	Robert Thayer
`	Title:	President, Secretary, Treasurer, Chief Financial Officer, and Director